Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the incorporation by reference in this Registration Statement of Marine Exploration, Inc. on Form S-8 of my report, dated August 14, 2008 on the consolidated financial statements of Marine Exploration, Inc. for the years ended June 30, 2007 and 2008, which report is included in the Annual Report on Form 10-K for 2008 filed with the Securities and Exchange Commission on September 29, 2008.


/s/ Ronald R. Chadwick, P.C.
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RONALD R. CHADWICK, P.C.
Aurora, Colorado
September 14, 2009